UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2017

BARINGTON/HILCO ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36832	47-1455824
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

888 Seventh Avenue, 17th Floor

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 974-5710

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2017, Barington/Hilco Acquisition Corp. (the "Company") received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end. As a result, the Company is not in compliance with Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”). The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

The Letter states that, under Nasdaq rules, the Company has 45 calendar days to submit a plan to regain compliance with the Annual Meeting Rule. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the fiscal year end, or until June 29, 2017, to regain compliance with the Annual Meeting Rule. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

The Company intends to submit a plan to regain compliance with the Annual Meeting Rule within the required timeframe. In order to most efficiently utilize the Company’s resources, it has been the intention of the Company to hold the annual meeting in connection with either a vote of its shareholders on a business combination or a vote to extend the date by which the Company must complete a business combination.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2017

BARINGTON/HILCO ACQUISITION CORP.

By:	/s/ Cory Lipoff
Cory Lipoff
Chief Executive Officer

3